UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SEI EXCHANGE TRADED FUNDS

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

SEI Investments Company

One Freedom Valley Drive

Oaks, Pennsylvania 19103

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
SEI DBi Multi-Strategy Alternative ETF	The Nasdaq Stock Market LLC	92-3272565

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐:

Securities Act registration statement file number to which this form relates: 333-260611

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

SEI Exchange Traded Funds (the “Registrant”) previously filed a Registration Statement on Form 8-A on August 14, 2025 with the U.S. Securities and Exchange Commission (the “Prior Form 8-A”) with respect to the SEI DBi Multi-Strategy Alternative ETF, a series of the Registrant. This Amendment No. 1 to the Prior Form 8-A is being filed by the Registrant for the sole purpose of replacing “NASDAQ” with its proper legal name “The Nasdaq Stock Market LLC.”

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Post-Effective Amendment No. 9 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 333-260611; 811-23754), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR on July 25, 2025, which description is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated herein by reference.

Item 2. Exhibits.

A.	Registrant’s Certificate of Trust dated October 7, 2021 is incorporated herein by reference to Exhibit (a)(1) of the Registrant’s Registration Statement on Form N-1A (File Nos. 333-260611; 811-23754), as filed with the SEC via EDGAR Accession No. 0001104659-21-131875 on October 29, 2021.

B.	Registrant’s Amended and Restated Agreement and Declaration of Trust dated May 11, 2022, is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-260611; 811-23754), as filed with the SEC via EDGAR Accession No. 0001104659-22-060226 on May 13, 2022.

C.	Registrant’s By-Laws dated January 13, 2022, are incorporated herein by reference to Exhibit (b) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-260611; 811-23754), as filed with the SEC via EDGAR Accession No. 0001104659-22-055905 on May 4, 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SEI EXCHANGE TRADED FUNDS

Date: August 21, 2025

	By:	/s/ David McCann
David McCann
Vice President and Assistant Secretary